Exhibit 99.1

Y-mAbs Announces Appointment of Gérard Ber to its Board of Directors and Planned Departure of Michael Buschle

New York, NY, December 11, 2018 (GLOBE NEWSWIRE) — Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq: YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today announced the appointment of the molecular nuclear medicine executive, Dr. Gérard Ber, PhD to its board of directors, and the planned departure of Dr. Michael Buschle, PhD. The departure of Dr. Buschle and the appointment of Dr. Ber is effective December 11, 2018. Dr. Ber will replace Dr. Buschle on the Company’s Compensation Committee and the Company’s Nominating and Corporate Governance Committee.

“Michael Buschle was a valuable member of our board of directors. We wish him good luck with his future endeavors. Gérard’s breath of expertise in research and development and commercialization of radiopharmaceuticals, paired with his exceptional leadership skills, brings great value to Y-mAbs as we work to execute on our vision to bring our portfolio of radiolabeled antibodies to children in need of new treatments,” said Thomas Gad, Founder, Chairman, President and Head of Business Development and Strategy of Y-mAbs.

Dr. Ber most recently served as Chief Operating Officer of Advanced Accelerator Applications SA, which he co-founded in 2002. Dr. Ber brings over 30 years of experience in molecular nuclear medicines, including development, production and commercialization of diagnostics and therapeutic products for several indications in oncology, cardiology, neurology and infectious/inflammatory diseases.

“Molecular Nuclear Medicine (MNM) is a noninvasive and painless way of diagnosing and managing the treatment of cancers, and I am excited to team up with Y-mAbs to share my experience in the field,” said Dr. Ber. “Y-mAbs is well positioned to expand their pipeline of liquid radiopharmaceuticals and bring their compounds though the clinic towards potential commercialization.”

Dr. Buschle has served as member of Y-mAbs’ board of directors since late 2017, when he joined the board in connection with the Company’s $80 million private placement.

“On behalf of Y-mAbs’ board, shareholders and employees, I would like to applaud and recognize Michael’s many contributions over this past year as a truly dedicated board member. His expertise and broad industry knowledge helped guide the Company through our successful IPO in September. We greatly appreciate his work, support, and dedication to Y-mAbs,” said Claus Møller, Chief Executive Officer.

About Gérard Ber, PhD

Gérard Ber has more than 30 years of experience in Molecular Nuclear Medicine (MNM). In 2002, Dr. Ber co-founded Advanced Accelerator Applications S.A., and was its Chief Operating Officer from 2002 to 2018, when it was sold to Novartis AG. Dr. Ber grew Advanced Accelerator Applications from a start-up to a global leader in MNM and was member of its board of directors from 2002 to 2015, when Advanced Accelerator Applications listed on The Nasdaq Global Select Market. He received his PhD degree in Pharmacy from the Scientific and Medical University of Grenoble.

About Y-mAbs:

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about orphan drug and other regulatory approvals, clinical trial timing and plans, the achievement of clinical and commercial milestones, future financial and operating results, business strategies, market opportunities, financing, and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of our product development activities and clinical trials including if we encounter difficulties enrolling patients in our clinical trials; the risks of delays in FDA and/or EU approval of our drug candidates or failure to receive approval; the risks related to commercializing any approved new pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; our inability to enter into collaboration or alliances with partners; risks associated with protection of our intellectual property rights; and other risks and uncertainties affecting the Company including those described in the “Risk Factors” section included in our Registration Statement on Form S-1 declared effective by the SEC on September 20, 2018 and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Y-mAbs Therapeutics, Inc.

230 Park Avenue, suite 3350

New York, NY 10169

USA

+1 646 885 8505

E-mail: info@ymabs.com